United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee

(Address of Principal Executive Offices)

37363

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Second Amended and Restated Severance Protection Plan – Removal of “Single Trigger” Framework

On March 2, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Miller Industries, Inc. (the “Company”) approved the Second Amended and Restated Severance Protection Plan (the “Amended Plan”), which amends and restates, and replaces, the Company’s First Amended and Restated Change in Control Severance Plan (as previously amended, the “Prior Plan”). The Amended Plan removes the Prior Plan’s “single-trigger” change in control severance framework, and the Amended Plan no longer provides severance benefits to participating executive officers solely in connection with, or as a result of, a change in control of the Company. Under the Amended Plan, severance benefits are payable to a participating executive officer only upon a qualifying termination, which is limited to termination of the executive officer’s employment by the Company without “cause”, upon death or “disability” of the executive officer, or by a resignation by the executive officer for “good reason”, in each case as defined in the Amended Plan.

In connection with the adoption of the Amended Plan, each of the executive officers of the Company entered into a participation letter (the “Participation Letter”), pursuant to which each participant expressly agreed to be bound by the terms of the Amended Plan. In addition, each participant acknowledged that receipt of severance benefits pursuant to the Amended Plan is contingent upon his or her execution of a general release of claims at the time of his or her qualifying termination.

The foregoing summary of the Amended Plan and the Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Plan and the Letter, which are filed herewith as Exhibit 10.1 and Exhibit 10.1, respectively, and are incorporated by reference herein.

Executive Officer Annual Bonus Program for 2025

On March 2, 2026, the Compensation Committee approved changes to the Executive Officer Annual Bonus Plan (the “Prior Bonus Plan”) for annual bonuses payable to executive officers with respect to the Company’s 2025 fiscal year. Pursuant to the changes, the 8% of the bonus pool that was previously available to the Chief Manufacturing Officer under the Executive Officer Annual Bonus Plan was reallocated among the Company’s other executive officers as follows:

Executive	Prior Percent of Bonus Pool	New Percent of Bonus Pool
President & Chief Executive Officer	46%	46%
Chief Financial Officer	14%	16%
President of Military and Export	8%	9.5%
Chief Information Officer	8%	9.5%
Chief Revenue Officer	8%	9.5%
General Counsel	8%	9.5%

First Amended and Restated Executive Officer Annual Bonus Program

On March 2, 2026, the Compensation Committee adopted the First Amended and Restated Executive Annual Bonus Plan (the “Amended Bonus Plan”), which amends and restates the Prior Bonus Plan, effective for annual bonuses for participating executive officers with respect to the Company’s 2026 fiscal year.

The Amended Bonus Plan provides a bonus pool for each fiscal year if the Company’s income before income taxes (excluding any currency adjustments) and before payment of these bonuses (“Pretax Income”) exceeds $20 million for the most recently completed fiscal year, and provides for payments out of the bonus pool to participating executives in the form of cash and grants of restricted stock units (“RSUs”) under the Company’s then-effective stock incentive plan, in accordance with the following formulas:

Amount of Pretax Income in Fiscal Year	Bonus Pool Percent of Pretax Income	Cash Percent	Equity Percent
Less than $20 million	0%; no bonus payable	0%	0%
At least $20 million and less than $30 million	10% of Pretax Income	60%	40%
At least $30 million and less than $45 million	11% of Pretax Income	50%	50%
At least $45 million and less than $65 million	12% of Pretax Income	40%	60%
At least $65 million and less than $90 million	13% of Pretax Income	30%	70%
At least $90 million	14% of Pretax Income	30%	70%

The Pretax Income for each applicable year is determined by the Compensation Committee using generally accepted accounting principles on a basis consistent with prior periods. The Compensation Committee may adjust the Company’s Pretax Income (or the schedule of the bonus pool earned based on different levels of Pretax Income) as it determines appropriate to account for currency translation adjustments, and for material unexpected, and/or non-recurring items not contemplated including, without limitation: (i) changes in tax laws or regulations or accounting procedures, (ii) reorganizations, restructurings, mergers, acquisitions or divestitures, (iii) litigation or the resolution of litigation, and (iv) other sufficiently noteworthy items that require disclosure in a press release.

Under the Amended Bonus Plan, the Compensation Committee may vary the mix of cash and RSUs granted in any year from the criteria specified above and/or may vary the mix of cash and RSUs among participating executive officers based on such factors as the Compensation Committee determines appropriate. For any portion of the earned annual bonus payable in RSUs, the Compensation Committee will grant (i) half of such RSUs as timed-based RSUs with a 3-year graded vesting schedule, vesting 1/3 on each anniversary of the grant date, and (ii) half of such RSUs as performance-based RSUs, with 0% to 200% of the target units cliff vesting after three years based upon satisfaction of the applicable performance criteria for the 3-year performance period, in each case, with such other terms and conditions as shall be specified by the Compensation Committee. To be eligible for the annual bonus, a participating executive officer must be employed by the Company at the time of payment of the cash portion and at the time of grant of any time-based or performance-based RSUs.

Payments under the Amended Bonus Plan are subject to the Company’s Excess Incentive-Based Compensation Recoupment Policy.

Pursuant to the Amended Bonus Plan, the participating executive officers, and the earned bonus pool for each fiscal year to be allocated to each of the participating executive officers, are as follows:

Executive	Percent of Bonus Pool
President & Chief Executive Officer	46.0%
Chief Financial Officer	17.0%
President of Military and Export	9.25%
Chief Information Officer	9.25%
Chief Revenue Officer	9.25%
General Counsel	9.25%

The Company retains the right to modify, amend or terminate the Amended Bonus Plan at any time.

The foregoing summary of the Amended Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bonus Plan, which is filed herewith as Exhibit 10.3, and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description

10.1	Miller Industries, Inc. Second Amended and Restated Severance Protection Plan
10.2	Form of Miller Industries, Inc. Second Amended and Restated Severance Protection Plan Participation Letter
10.3	Miller Industries, Inc. First Amended and Restated Executive Officer Bonus Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc. (Registrant)
	By:	/s/ Deborah L. Whitmire
Deborah L. Whitmire
Executive Vice President, Chief Financial Officer and Treasurer
Dated: March 6, 2026